AXA Equitable Life Insurance Company

EQUI-VEST® (Series 201)
Combination Fixed and Variable Deferred Annuity
403(b) TSA and 457(b) EDC Application

Application No. ____________________

Mailing Instructions:

Express Mail: (with money):
JPMorganChase
4 Chase Metrotech Center, 7th Floor
NY Remit One Image Lockbox # 13823
Brooklyn, NY 11245-0001

Regular Mail: (with money):
EQUI-VEST Unit Annuity
Lockbox P.O. Box 13823
Newark, NJ 07188-0463

redefining / standards®

Express Mail: (without money):
EQUI-VEST New Business
100 Madison St., Suite 1000
Syracuse, NY 13202

Regular Mail: (without money):
EQUI-VEST New Business
P.O. Box 4704,
Syracuse, NY 13221-4704

1. Distributor *(Check one)*

☐ AXA Advisors ☐ AXA Distributors

2. EQUI-VEST type *(Check one)*

☐ 403(b) TSA Public Schools (k-12)
☐ 403(b) TSA Colleges and Universities
☐ 403(b) TSA 501(c)(3)*
☐ 457(b) EDC Employee Deferred Comp Tax Exempt
☐ 457(b) EDC Employee Deferred Comp
☐ 457(b) EDC Governmental Employer

* Available for new participants in existing units only.

3. Employer information

____
Employer/and (or) School Name/Unit Name

(Select one) ☐ ____________________ *or*
Existing Plan/Unit Number Location

☐ New Unit ***(Must complete Unit Establishment Kit)***

4. Annuitant information *(Check all appropriate boxes)*

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 9. If you have moved within the last 12 months, please indicate your previous address in the Special Instructions section.

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other ____________

☐ Male ☐ Female

Social Security Number ***(Required)***

First Name | Middle Initial | Last Name

Birth Date *(mm/dd/yy)* | Home Phone Number | Mobile Phone Number

U.S.A. Primary Residential Address – **No P.O. Box Permitted**

City | State | Zip Code

Email Address (optional)

Valid Driver's License No./State Issued ID # | State | Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, complete below and attach copy of U.S. Visa or Permanent Resident card)

Country | Passport #/Resident Card # | U.S. Visa Type

5. Beneficiary(ies) information

Primary

1. ____________ ____________ ______%
First Name Last Name

Relationship to Annuitant:
Spouse: ☐ Male ☐ Female **OR** Child: ☐ Male ☐ Female
☐ Other: ____________

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ____________

2. ____________ ____________ ______%
First Name Last Name

Relationship to Annuitant:
Spouse: ☐ Male ☐ Female **OR** Child: ☐ Male ☐ Female
☐ Other: ____________

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ____________

Contingent

1. ____________ ____________ ______%
First Name Last Name

Relationship to Annuitant:
Spouse: ☐ Male ☐ Female **OR** Child: ☐ Male ☐ Female
☐ Other: ____________

T.I.N.: S.S.N. ☐ or E.I.N. ☐ ____________

6. Contribution amount

If a payment will be forwarded at a later date, you must complete #6A and, if applicable, #6B. If a payment will be provided when the application is signed, complete #6C also.

A. Expected First Year Contribution (Excluding Direct Transfers/Rollovers):

Expected Monthly Contribution (Check only one)	Expected Annual First Year Contribution
☐ $250	
☐ $500	
☐ $1,000	$____________
☐ Other $____________	

B. Expected Direct Transfers/Rollovers: $ ____________

(i) If you intend to allocate all or a portion of this amount to Special DCA, also complete #8.

(ii) Is this a Rollover from a 401(k) Plan? ☐ Yes

C. Amount provided with this application: $ ____________

D. Reminder/Contribution Information (TSA only):
Months to be excluded, if any, from your Plan Contribution Statement (months must be consecutive from May to September only): ____________

180-5000 X04144_core 201 TSA/EDC (01/19)
Cat. No. 151786 Page 1 of 6

7. Selection of investment options and allocation percentages

Must check either Box A or Box B, but not both.

A. ☐ **Maximum Transfer Flexibility. By checking this box, you may invest in the investment options listed in this section which are not boxed off. Transfers out of the Guaranteed Interest Option will not be limited.**

B. ☐ **Maximum Fund Choice. By checking this box, you may invest in any of the investment options listed in this section. Transfers out of the Guaranteed Interest Option will be limited (see prospectus for details).**

Current Allocation (Applies to Boxes A and B): Select the allocation for the contributions indicated in #6A or any amounts that you may invest in these investment options in the future. You can change this allocation for future contributions at any time. The percentages entered below must be in whole numbers and total 100%.

Contribution Allocation

Structured Investment Option Segment

______% MSCI EAFE	1year	-10% Buffer (VD*)
______% Russell 2000	1year	-10% Buffer (V7*)
______% Russell 2000	3year	-20% Buffer (V9*)
______% Russell 2000	5year	-20% Buffer (VB*)
______% S&P 500	1year	-10% Buffer (V1*)
______% S&P 500	3year	-20% Buffer (V3*)
______% S&P 500	5year	-20% Buffer (V5*)

Although not required, you have the ability to choose a Performance Cap Threshold. To choose your Performance Cap Threshold, please check the box below and complete the Performance Cap Threshold and Maturity Instructions Election Form (#146946). The completed form must be submitted along with this application to our Processing Office.

☐ I want to choose a Performance Cap Threshold and/or a Segment Maturity.

Asset Allocation

AXA Allocation

______% AXA Aggressive Allocation (18*)
______% AXA Balanced Strategy (8Q*)
______% AXA Moderate Allocation (T4*)
______% AXA Moderate Growth Strategy (8O*)
______% AXA Moderate-Plus Allocation (17*)

Target Allocation

______% Target 2015 Allocation (6G*)
______% Target 2025 Allocation (6H*)
______% Target 2035 Allocation (6I*)
______% Target 2045 Allocation (6J*)
______% Target 2055 Allocation (8Z*)

Other Asset Allocation

______% 1290 VT DoubleLine Dynamic Allocation (8U*)
______% All Asset Growth – Alt 20 (7H*)
______% AXA/AB Dynamic Moderate Growth (8P*)
______% AXA Franklin Templeton Allocation Managed Volatility (6P*)
______% Charter℠ Moderate (9I*)

Large Cap Stocks

______% 1290 VT Equity Income (33*)
______% 1290 VT Socially Responsible (92*)
______% AXA 500 Managed Volatility (7M*)
______% AXA Large Cap Core Managed Volatility (85*)
______% AXA Large Cap Growth Managed Volatility (77*)
______% AXA Large Cap Value Managed Volatility (89*)
______% EQ/BlackRock Basic Value Equity (81*)
______% EQ/ClearBridge Select Equity Managed Volatility (6F*)
______% EQ/Common Stock Index (T1*)
______% EQ/Equity 500 Index (TE*)
______% EQ/Fidelity Institutional AM℠ Large Cap (9K*)
______% EQ/Invesco Comstock (07*)
______% EQ/JPMorgan Value Opportunities (72*)
______% EQ/Large Cap Growth Index (82*)
______% EQ/Large Cap Value Index (49*)
______% EQ/T. Rowe Price Growth Stock (32*)
______% Fidelity® VIP Equity Income (7S*)
______% Invesco V.I. Diversified Dividend (8B*)
______% MFS® Investors Trust (7P*)
______% MFS® Massachusetts Investors Growth Stock (8I*)
______% Multimanager Aggressive Equity (T2*)
______% Oppenheimer Main Street Fund®/VA (7Q*)

Small/Mid Cap Stocks

______% 1290 VT GAMCO Small Company Value (37*)
______% 1290 VT Small Cap Value (9D*)
______% AXA 400 Managed Volatility (7L*)
______% AXA 2000 Managed Volatility (7K*)
______% AXA/AB Small Cap Growth (TP*)
______% AXA Franklin Small Cap Value Managed Volatility (6E*)
______% AXA/Janus Enterprise (08*)
______% AXA Mid Cap Value Managed Volatility (79*)
______% EQ/American Century Mid Cap Value (9J*)
______% EQ/Goldman Sachs Mid Cap Value (9L*)
______% EQ/Ivy Mid Cap Growth (9P*)
______% EQ/Mid Cap Index (55*)
______% EQ/Small Company Index (97*)
______% Fidelity® VIP Mid Cap (7U*)
______% Invesco V.I. Mid Cap Core Equity (7T*)
______% Invesco V.I. Small Cap Equity (7X*)
______% Ivy VIP Small Cap Growth (7Y*)

International/Global Stocks

______% 1290 VT SmartBeta Equity (9C*)
______% AXA Global Equity Managed Volatility (78*)
______% AXA International Core Managed Volatility (88*)
______% AXA International Managed Volatility (7N*)
______% AXA International Value Managed Volatility (73*)
______% AXA Templeton Global Equity Managed Volatility (6D*)
______% EQ/Emerging Markets Equity PLUS (8W*)
______% EQ/International Equity Index (TN*)
______% EQ/Invesco International Growth (9N*)
______% EQ/Lazard Emerging Markets Equity (9Q*)
______% EQ/MFS International Growth (26*)
______% EQ/MFS International Value (9R*)
______% EQ/Oppenheimer Global (6A*)

Sector/Specialty

______% EQ/Invesco Global Real Estate (9M*)
______% EQ/Ivy Energy (9O*)
______% EQ/MFS Technology (9S*)
______% EQ/MFS Utilities (9T*)
______% Multimanager Technology (67*)
______% VanEck VIP Global Hard Assets (8N*)

Guaranteed-Fixed

______% Guaranteed Interest Option (A1*)

AXA Allocation (Not available under Max Flex option)

______% AXA Conservative Allocation (15*)
______% AXA Conservative Growth Strategy (8R*)
______% AXA Conservative-Plus Allocation (16*)
______% AXA Conservative Strategy (8S*)

Bonds (Not available under Max Flex option)

______% 1290 VT DoubleLine Opportunistic Bond (9F*)
______% 1290 VT High Yield Bond (8X*)
______% American Funds Insurance Series Bond (8V*)
______% Charter℠ Multi-Sector Bond (TH*)
______% EQ/Core Bond Index (96*)
______% EQ/Global Bond PLUS (47*)
______% EQ/PIMCO Global Real Return (8Y*)
______% EQ/PIMCO Ultra Short Bond (28*)
______% EQ/Quality Bond PLUS (TQ*)
______% Invesco V.I. High Yield (8L*)
______% Ivy VIP High Income (8G*)
______% Multimanager Core Bond (69*)
______% Templeton Global Bond VIP (8F*)

Cash Equivalents (Not available under Max Flex option)

______% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

______% AXA Franklin Balanced Managed Volatility (6C*)
______% PIMCO VIT CommodityRealReturn® Strategy (8E*)

______%	**Total of all investment options chosen for Contribution Allocations must equal 100%**

* The number in parentheses is shown for data input only.

180-5000 X04144_core 201 TSA/EDC (01/19)
Cat. No. 151786 Page 2 of 6

8. Special Dollar Cost Averaging (Special DCA)

Only available for direct transfer and rollover contributions. Choose one time period. 100% of the contribution indicated in Section #6B(i) will be allocated to Special DCA unless you specify a dollar amount for the time period selected.

☐ 3-months: ☐ **100% Allocation or** ☐ $__________

☐ 6-months: ☐ **100% Allocation or** ☐ $__________

☐ 12-months: ☐ **100% Allocation or** ☐ $__________

Use the Special DCA allocation column below for amounts to be transferred under the Special DCA program. You cannot select more than 10 investment options.

If only allocating a portion of the direct transfer or rollover to Special DCA, you must complete the contribution allocations listed in #7.

Note: Your choice of Maximum Transfer Flexibility or Maximum Fund Choice as indicated in #7 will also apply to the investment options listed in this section.

Special DCA Allocation

Structured Investment Option Segment

_______%	MSCI EAFE	1year	-10% Buffer (VD*)
_______%	Russell 2000	1year	-10% Buffer (V7*)
_______%	Russell 2000	3year	-20% Buffer (V9*)
_______%	Russell 2000	5year	-20% Buffer (VB*)
_______%	S&P 500	1year	-10% Buffer (V1*)
_______%	S&P 500	3year	-20% Buffer (V3*)
_______%	S&P 500	5year	-20% Buffer (V5*)

Although not required, you have the ability to choose a Performance Cap Threshold. To choose your Performance Cap Threshold, please check the box below and complete the Performance Cap Threshold and Maturity Instructions Election Form (#146946). The completed form must be submitted along with this application to our Processing Office.

☐ I want to choose a Performance Cap Threshold and/or a Segment Maturity.

Note: if you elect the Structured Investment Option as part of your allocation percentages in #7 and elected a threshold, the same threshold that you elected will also apply to the Structured Investment Option if chosen as part of your Special DCA allocations.

Asset Allocation

AXA Allocation

_______% AXA Aggressive Allocation (18*)
_______% AXA Balanced Strategy (8Q*)
_______% AXA Moderate Allocation (T4*)
_______% AXA Moderate Growth Strategy (8O*)
_______% AXA Moderate-Plus Allocation (17*)

Target Allocation

_______% Target 2015 Allocation (6G*)
_______% Target 2025 Allocation (6H*)
_______% Target 2035 Allocation (6I*)
_______% Target 2045 Allocation (6J*)
_______% Target 2055 Allocation (8Z*)

Other Asset Allocation

_______% 1290 VT DoubleLine Dynamic Allocation (8U*)
_______% All Asset Growth – Alt 20 (7H*)
_______% AXA/AB Dynamic Moderate Growth (8P*)
_______% AXA Franklin Templeton Allocation Managed Volatility (6P*)
_______% Charter℠ Moderate (9I*)

Large Cap Stocks

_______% 1290 VT Equity Income (33*)
_______% 1290 VT Socially Responsible (92*)
_______% AXA 500 Managed Volatility (7M*)
_______% AXA Large Cap Core Managed Volatility (85*)
_______% AXA Large Cap Growth Managed Volatility (77*)
_______% AXA Large Cap Value Managed Volatility (89*)
_______% EQ/BlackRock Basic Value Equity (81*)
_______% EQ/ClearBridge Select Equity Managed Volatility (6F*)
_______% EQ/Common Stock Index (T1*)
_______% EQ/Equity 500 Index (TE*)
_______% EQ/Fidelity Institutional AM℠ Large Cap (9K*)
_______% EQ/Invesco Comstock (07*)
_______% EQ/JPMorgan Value Opportunities (72*)
_______% EQ/Large Cap Growth Index (82*)
_______% EQ/Large Cap Value Index (49*)
_______% EQ/T. Rowe Price Growth Stock (32*)
_______% Fidelity® VIP Equity Income (7S*)
_______% Invesco V.I. Diversified Dividend (8B*)
_______% MFS® Investors Trust (7P*)
_______% MFS® Massachusetts Investors Growth Stock (8I*)
_______% Multimanager Aggressive Equity (T2*)
_______% Oppenheimer Main Street Fund®/VA (7Q*)

Small/Mid Cap Stocks

_______% 1290 VT GAMCO Small Company Value (37*)
_______% 1290 VT Small Cap Value (9D*)
_______% AXA 400 Managed Volatility (7L*)
_______% AXA 2000 Managed Volatility (7K*)
_______% AXA/AB Small Cap Growth (TP*)
_______% AXA Franklin Small Cap Value Managed Volatility (6E*)
_______% AXA/Janus Enterprise (08*)
_______% AXA Mid Cap Value Managed Volatility (79*)
_______% EQ/American Century Mid Cap Value (9J*)
_______% EQ/Goldman Sachs Mid Cap Value (9L*)
_______% EQ/Ivy Mid Cap Growth (9P*)
_______% EQ/Mid Cap Index (55*)
_______% EQ/Small Company Index (97*)
_______% Fidelity® VIP Mid Cap (7U*)
_______% Invesco V.I. Mid Cap Core Equity (7T*)
_______% Invesco V.I. Small Cap Equity (7X*)
_______% Ivy VIP Small Cap Growth (7Y*)

International/Global Stocks

_______% 1290 VT SmartBeta Equity (9C*)
_______% AXA Global Equity Managed Volatility (78*)
_______% AXA International Core Managed Volatility (88*)
_______% AXA International Managed Volatility (7N*)
_______% AXA International Value Managed Volatility (73*)
_______% AXA Templeton Global Equity Managed Volatility (6D*)
_______% EQ/Emerging Markets Equity PLUS (8W*)
_______% EQ/International Equity Index (TN*)
_______% EQ/Invesco International Growth (9N*)
_______% EQ/Lazard Emerging Markets Equity (9Q*)
_______% EQ/MFS International Growth (26*)
_______% EQ/MFS International Value (9R*)
_______% EQ/Oppenheimer Global (6A*)

Sector/Specialty

_______% EQ/Invesco Global Real Estate (9M*)
_______% EQ/Ivy Energy (9O*)
_______% EQ/MFS Technology (9S*)
_______% EQ/MFS Utilities (9T*)
_______% Multimanager Technology (67*)
_______% VanEck VIP Global Hard Assets (8N*)

AXA Allocation (Not available under Max Flex option)

_______% AXA Conservative Allocation (15*)
_______% AXA Conservative Growth Strategy (8R*)
_______% AXA Conservative-Plus Allocation (16*)
_______% AXA Conservative Strategy (8S*)

Bonds (Not available under Max Flex option)

_______% 1290 VT DoubleLine Opportunistic Bond (9F*)
_______% 1290 VT High Yield Bond (8X*)
_______% American Funds Insurance Series Bond (8V*)
_______% Charter℠ Multi-Sector Bond (TH*)
_______% EQ/Core Bond Index (96*)
_______% EQ/Global Bond PLUS (47*)
_______% EQ/PIMCO Global Real Return (8Y*)
_______% EQ/PIMCO Ultra Short Bond (28*)
_______% EQ/Quality Bond PLUS (TQ*)
_______% Invesco V.I. High Yield (8L*)
_______% Ivy VIP High Income (8G*)
_______% Multimanager Core Bond (69*)
_______% Templeton Global Bond VIP (8F*)

Cash Equivalents (Not available under Max Flex option)

_______% EQ/Money Market (T3*)

Sector/Specialty (Not available under Max Flex option)

_______% AXA Franklin Balanced Managed Volatility (6C*)
_______% PIMCO VIT CommodityRealReturn® Strategy (8E*)

_______% **Total of all investment options chosen for Special DCA Allocations must equal 100%**

* The number in parentheses is shown for data input only.

180-5000 X04144_core 201 TSA/EDC (01/19)
Cat. No. 151786 Page 3 of 6

9. Special Instructions
(For beneficiary and any further detailed information)
Attach a separate sheet if additional space is needed.
For Annuitants whose Mailing Address differs from their Primary Residential Address in Section 4.
Annuitant’s Mailing Address:
Mailing Address — P.O. Box Accepted
City
State
Zip Code
10. Primary Beneficiary(ies) information
Also complete #5.
1.
Address
City State Zip Code
Telephone Number
Email Address
2.
Address
City State Zip Code
Telephone Number
Email Address
11. Other Required Information (Mandatory)
A and B must be completed.
A. Replacement Information: (Must Respond to 1 and 2.)
1. Do you have any other existing life insurance or annuities?
Yes No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?
Yes No
If Yes, fully complete the following information (if more than 3 companies are replaced, provide details in Special Instructions section):
1. Year Issued Type of Plan Company Contract Number
Company Address
2. Year Issued Type of Plan Company Contract Number
Company Address
3. Year Issued Type of Plan Company Contract Number
Company Address
B. Contract State:
The Contract state is your state of primary residence (Annuitant’s primary residential address from Section 4) unless you sign the application in a different state. If you are signing this application in a state other than your state of primary residence, check one box below:
I have a second residence in the state of sale.
I work or conduct business in the state of sale.
If none of the above apply, the application must be signed in your state of Primary Residence, unless we approve another state.
180-5000 X04144_core 201 TSA/EDC (01/19)
Cat. No. 151786 Page 4 of 6

12. Broker Transfer Authorization
Yes, by signing this application, I hereby designate my registered representative named in EQUI-VEST Representative Report to act as my financial professional in giving investment option transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.
13. Acknowledgement
BY SIGNING THIS APPLICATION, I ACKNOWLEDGE THAT:
Amounts withdrawn from the contract may be subject to a withdrawal charge. No financial professional has the authority to make or modify any contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. If my Employer maintains a Plan that is intended to meet the requirements of Section 403(b)/457(b) of the Internal Revenue Code (the ‘‘Code’’), my Employer may authorize and instruct AXA Equitable to share my personal information with unaffiliated third parties to facilitate the exchange of information to meet the requirements of the Code. If my Employer maintains a Section 403(b)/457(b) plan, my Employer may instruct and require AXA Equitable to deduct a plan operating expense from my account value to pay for administrative and recordkeeping services under the Plan; such amount will be remitted to a party not affiliated with AXA Equitable. By signing this application form I acknowledge that I am buying the contract for its features and benefits other than tax deferral, as the tax deferral feature of the contract does not provide additional benefits. All information and statements furnished in this application form are true and complete to the best of my knowledge and belief. I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount. I acknowledge that I have received the most current prospectus and any supplement(s). After reviewing my financial information and goals with my financial professional, I believe that this contract will meet my financial goals.
Consent for Delivery of Initial Prospectus on CD-ROM:
Yes. By checking this box and signing the Application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.
Alabama, Arkansas, Rhode Island, West Virginia: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to civil and criminal penalties, including fines and confinement in prison.
Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
Delaware, Idaho, Indiana: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, files a statement of claim containing any false, incomplete or misleading information is guilty of a felony.
District of Columbia, Maine, Tennessee: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company or any other person. Penalties may include imprisonment, fines or a denial of insurance benefits.
All Other States: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement that is material to the interests of an insurer may be guilty of insurance fraud.
X Proposed Annuitant’s Signature Today’s Date (mm/dd/yy) City State
For EDC only:
X Signature of Owner/Trustee Today’s Date (mm/dd/yy) City State
180-5000 X04144_core 201 TSA/EDC (01/19)
Cat. No. 151786 Page 5 of 6

EQUI-VEST® REPRESENTATIVE REPORT
Please print in black ink. All questions must be answered.
A. I certify that a Prospectus and Supplement(s) for the Contract has been given to the Proposed Annuitant, and that no written sales materials other than those approved by AXA Equitable have been used. (The Representative who secures this application must sign in the space provided below.)
Yes
B. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction, assuming the certificate/contract applied for will be issued on the life of the annuitant?
Yes No (If Yes, attach copy of the Replacement Acknowledgement Form. AXA Advisors only.)
C. Did you (i) verify the identity by reviewing the driver’s license/passport of the Proposed Annuitant (ii) inquire about the source of the customer’s assets and income and (iii) confirm that the Annuitant is not (nor is a family member of or associated with) a foreign military, government or political official?
Yes (If you are unable to answer Yes to all three questions, contact your Branch Controls Manager.)
D. Do you authorize the contract to be mailed directly to the Proposed Annuitant instead of being mailed to the Branch Office? (For AXA Advisors only)
Yes No
E. Is the Annuitant currently an Active Duty* Member of the Armed Forces?
Yes No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).
* “Active Duty” means full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.
F. If no commission schedule is selected, you will be defaulted to Option 1 and annualized. Please note: Commission Schedule cannot be changed after the contract has been issued.
Representative Use Only: (Contact your home office for program information)
Option I Option II Option III
Also, please select either Annualized Commissions or Non-Annualized Commissions:
Annualized Non-Annualized
Name and Signature of the Representative who answered the above questions and verified the above documents.
Print Name Signature Date
Broker/Dealer Name:
Broker/Dealer Email Address:
Print Representative(s) Name(s) (Service Representative First)
SSN (Last Four Digits)
Representative Code/Number
Representative %
Agency Code
Representative Insurance License#*
*Where required by state regulations
180-5000 X04144_core 201 TSA/EDC (01/19)
Cat. No. 151786 Page 6 of 6

EQUI-VEST® (Series 201)
Application
Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 3. Employer Information

Please note the additional forms required to fill out this section for New Employer Units.

Type of Contract	Additional Form(s) Needed	Special Instructions
TSA/EDC	142897	For new employer plans, a Unit Establishment Kit must be completed.
TSA	125861	This form is required for TSA Direct Transfer/Contract Exchanges or Direct Rollovers.
EDC	126207	This form is only required for Direct Rollovers/Transfers.

Section 4. Annuitant Information

The maximum issue age is 79. If the proposed Annuitant is not a U.S. Citizen, you are required to include a copy of the Visa and I-94 form or a copy of the green card with this application. The following U.S. Visa Categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.

Section 5. Beneficiary(ies) Information

The beneficiary is the individual who will receive the death benefit upon the death of the Annuitant. Your client must name a primary beneficiary(ies) and may also name a contingent beneficiary. If more than one – indicate %. If the Annuitant knows the Taxpayer Identification Number of the beneficiary, include it. The check box for Social Security Number (for an individual) or E.I.N (for an entity such as a trust) should also be checked. Include full name(s) and Relationship(s) to Annuitant. Use Special Instructions (#9) if you need more space. Indicate the relationship of the beneficiary to the participant and indicate the gender of the beneficiary. If the contract is subject to ERISA, and if the Annuitant is married at the time of death, the death proceeds will be payable to the Annuitant's spouse. If a beneficiary designation other than spouse is requested, and the Annuitant is married, please also submit a Spousal Consent Form (cat #145984) with the application.

Section 6. Contribution Amount

In 6B(ii), if funds from a 401(k) plan is being rolled over/transferred, you must verify that the Annuitant is eligible for such a transaction.

Section 7. Selection of investment options and allocation percentages

There must be at least $1,000 of account value in the Segment Type Holding Account in order to transfer into a Segment. Performance Cap Threshold is the minimum rate you specify that a Performance Cap Rate has to be in order for amounts to be transferred from a Segment Type Holding Account into a Segment. If the Performance Cap Rate we set for the Segment is less than the Performance Cap Threshold you elect, this will result in the amounts not being transferred to a Segment. At Segment maturity, your value in the Segment will move over to the next available Segment, unless you specify otherwise by providing your maturity instructions on the Performance Cap Threshold and Maturity Instructions Election Form (#146946).

Section 8. Special Dollar Cost Averaging (Special DCA)

The Special DCA program is only available for Direct Transfers or Direct Rollover contributions. A minimum contribution amount of $2,000 is needed in order to elect the Special DCA program. Only one time period may be in effect at any time, and once a time period is selected, it cannot be changed. Contribution(s) made to the Special DCA program will be credited with the interest rate on the date the first contribution is received by AXA Equitable and allocated to the time period initially selected. Transfers from Special DCA to the Guaranteed Interest Option or another Special DCA time period are not allowed.

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201 TSA/EDC (01/19)
Cat. No. 151786